Exhibit 5.1

[Letterhead of Adams and Reese LLP]

January 11, 2013

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Ladies and Gentlemen:

        We have acted as special counsel for Saratoga Resources, Inc., a Texas corporation (the "Company") in connection with the Company's offer (the "Exchange Offer") to exchange its 12.5% Senior Secured Notes due 2016 to be registered under the Securities Act of 1933, as amended, (the "Exchange Notes") for any and all of its outstanding unregistered 12.5% Senior Secured Notes due 2016 (the "Outstanding Notes"). The Exchange Notes will be guaranteed (the "Exchange Guarantees," and together with the Exchange Notes, the "Securities") by the Company's subsidiaries listed as "Registrant Guarantors" in the Company's registration statement on Form S-4 (the "Subsidiary Guarantors"). The Outstanding Notes have been, and the Exchange Notes will be issued pursuant to an Indenture dated as of July 12, 2011 (the "Original Indenture"), as modified by the First Supplemental Indenture dated as of December 4, 2012 (the “Supplement”, and together with the Original Indenture, collectively the “Indenture”) among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company , N.A., as trustee.

        In connection with such matters, we have examined the Exchange Notes,  the Exchange Guarantees, the registration statement on Form S-4  filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933, as amended, (the registration statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate or organizational records of the Company and the Subsidiary Guarantors, certificates of officials of the Company, the Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended; and (ii) the Exchange Notes will have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement

        Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture: (i) the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Exchange Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors , enforceable against the Subsidiary Guarantors in accordance with their terms.

        The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

        (a)   The validity and binding effect of the Exchange Notes and the Exchange Guarantees may be limited or affected by (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws, or any implied covenants of good faith and fair dealing.

        (b)   We express no opinion as to the enforceability of any provisions of the Exchange Notes or Exchange Guarantees providing for (i) the waiver of a right of notices, defenses, subrogation immunity, stay, or extension, or any rights under applicable usury laws or (ii) any party's consent to jurisdiction or venue.

        (c)   This opinion is limited in all respects to the laws of the State of Louisiana, the State of New York, the State of Texas, and applicable federal laws of the United States.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Adams and Reese LLP